Exhibit 10.1

                              SPX CORPORATION

                        2002 STOCK COMPENSATION PLAN

                         RESTRICTED STOCK AGREEMENT

                                      AWARD
                                 ----

Recipient:

----------------

Award Date:
             ------------

Total Number of Shares:          , divided into 3 tranches as follows:
                         --------

      Tranche 1:           shares
                  --------

      Tranche 2:           shares
                  --------

      Tranche 3:           shares
                  --------

     THIS AGREEMENT is made between SPX CORPORATION, a Delaware corporation (the "Company"), and the Recipient pursuant to the SPX Corporation 2002 Stock Compensation Plan and related plan documents (the "Plan") on and as of the Award Date. The parties hereto agree as follows:

     1. Grant of Restricted Stock. The Company hereby grants to the Recipient, pursuant to Section 9 of the Plan, the number of shares of Company common stock (the "Common Stock") specified above (the "Restricted Stock"), subject to the terms and conditions of the Plan and this Agreement. The Recipient must accept the Restricted Stock award within 90 days after the Award Date in accordance with the instructions provided by the Company. The award automatically will be rescinded upon the action of the Company, in its discretion, if the award is not accepted within 90 days after the Award Date.

     2. Restrictions. The Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, whether voluntarily or involuntarily or by operation of law, until the termination of the applicable Period of Restriction (as defined in Section 4 below) or as otherwise provided in the Plan or this Agreement. Except for such restrictions, the Recipient will be treated as the owner of the shares of Restricted Stock and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares and the right to receive all dividends, if any, paid on such shares. If any dividends are paid in shares of Common Stock, the dividend shares shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

     3. Restricted Stock Certificates. The stock certificate(s) representing the Restricted Stock shall be issued or held in book entry form promptly following the acceptance of this Agreement. If a stock certificate is issued, it shall be delivered to the Secretary of the Company or such other custodian as may be designated by the Company, to be held until the end of the Period of Restriction or until the Restricted Stock is forfeited. The certificates representing shares of Restricted Stock granted pursuant to this Agreement shall bear a legend in substantially the form set forth below:

     The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the SPX Corporation 2002 Stock Compensation Plan, rules and administration adopted pursuant to such Plan, and a Restricted Stock award agreement with an Award Date of ___________. A copy of the Plan, such rules and such Restricted Stock award agreement may be obtained from the Secretary of SPX Corporation.

     4. Period of Restriction. Subject to the provisions of the Plan and this Agreement, unless vested or forfeited earlier as described in Section 6, 7, or 8 of this Agreement, as applicable, each tranche of Restricted Stock awarded hereunder shall become vested and freely transferable if, as of any Measurement Date for such tranche, Total Shareholder Return (defined below) for the Measurement Period associated with such Measurement Date is greater than the S&P Return (defined below) for such Measurement Period. The following schedule sets forth the Measurement Date(s) and associated Measurement Periods for each tranche.

      Measurement Date              Measurement Period
      ----------------              ------------------

      TRANCHE 1:

                                                  through
      ----------------              -------------         ---------------
                                                  through
      ----------------              -------------         ---------------
                                                  through
      ----------------              -------------         ---------------

      TRANCHE 2:

                                                  through
      ----------------              -------------         ---------------
                                                  through
      ----------------              -------------         ---------------

      TRANCHE 3:
                                                  through
      ----------------              -------------         ---------------

"Total Shareholder Return" shall mean the percentage change in the Fair Market Value of a share of Common Stock (using total shareholder return of the Common Stock as reported by Interactive Data Corporation) during the applicable Measurement Period. "S&P Return" shall mean the percentage return of the S&P 500 Composite Index (using total shareholder return of the S&P 500 Composite Index as reported by Interactive Data Corporation) during the applicable Measurement Period.

Any tranche which has not vested as of                 shall be permanently
forfeited. Upon vesting, all vested shares shall cease to be considered Restricted Stock, subject to the terms and conditions of the Plan and this Agreement, and the Recipient shall be entitled to have the legend removed from his or her Common Stock certificate(s). The period prior to the vesting date with respect to a share of Restricted Stock is referred to as the "Period of Restriction."

     5. Vesting upon Termination due to Retirement, Disability or Death. If, while the Restricted Stock is subject to a Period of Restriction, the Recipient terminates employment with the Company (or a Subsidiary of the Company if the Recipient is then in the employ of such Subsidiary) by reason of retirement, disability (as determined by the Company) or death, then the portion of the Restricted Stock subject to a Period of Restriction shall become fully vested as of the date of employment termination without regard to the Period of Restriction set forth in Section 4 of this Agreement. A Recipient will be eligible for "retirement" treatment for purposes of this Agreement if, at the time of employment termination, he/she is age 55 or older, he/she has completed five years of service with the Company or a Subsidiary (provided that the Subsidiary has been directly or indirectly owned by the Company for at least three years), and he/she voluntarily elects to retire. The term "Subsidiary" is defined in the Plan and means a corporation with respect to which the Company directly or indirectly owns 50% or more of the voting power.

     6. Forfeiture upon Termination due to Reason other than Retirement, Disability or Death. If, while the Restricted Stock is subject to a Period of Restriction, the Recipient's employment with the Company (or a Subsidiary of the Company if the Recipient is then in the employ of such Subsidiary) terminates for a reason other than the Recipient's retirement, disability or death, then the Recipient shall forfeit any portion of the Restricted Stock that is subject to a Period of Restriction on the date of such employment termination.

     7. Vesting upon Change of Control. In the event of a "Change of Control" of the Company as defined in this Section, the Restricted Stock shall cease to be subject to the Period of Restriction set forth in Section 4 of this Agreement. A "Change of Control" shall be deemed to have occurred if:

          (a) Any "Person" (as defined  below),  excluding for this purpose
     (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company, and
     (iii) any entity organized, appointed or established for or pursuant to the terms of any such plan that acquires beneficial ownership of common shares of the Company, is or becomes the "Beneficial Owner" (as defined below) of twenty percent (20%) or more of the common shares of the Company then outstanding; provided, however, that no Change of Control shall be deemed to have occurred as the result of an acquisition of common shares of the Company by the Company which, by reducing the number of shares outstanding, increases the proportionate beneficial ownership interest of any Person to twenty percent (20%) or more of the common shares of the Company then outstanding, but any subsequent increase in the beneficial ownership interest of such a Person in common shares of the Company shall be deemed a Change of Control; and provided further that if the Board of Directors of the Company determines in good faith that a Person who has become the Beneficial Owner of common shares of the Company representing twenty percent (20%) or more of the common shares of the Company then outstanding has inadvertently reached that level of ownership interest, and if such Person divests as promptly as practicable a sufficient number of shares of the Company so that the Person no longer has a beneficial ownership interest in twenty percent (20%) or more of the common shares of the Company then outstanding, then no Change of Control shall be deemed to have occurred. For purposes of this paragraph (a), the following terms shall have the meanings set forth below:

               (i) "Person" shall mean any individual, firm, limited liability company, corporation or other entity, and shall include any successor (by merger or otherwise) of any such entity.

               (ii) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               (iii) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                    (A) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly (determined as provided in Rule 13d-3 under the Exchange Act);

                    (B) which such Person or any of such Person's Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than rights under the Company's Rights Agreement dated June 25, 1996 with The Bank of New York, as amended), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (2) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (a) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (b) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                    (C) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to subparagraph (a)(iii)(B)(2), above) or disposing of any securities of the Company.

               Notwithstanding anything in this "Beneficial Ownership" definition to the contrary, the phrase "then outstanding," when used with reference to a Person's beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

          (b) During any period of two (2) consecutive years (not including any period prior to the acceptance of this Agreement), individuals who at the beginning of such two-year period constitute the Board of Directors of the Company and any new director or directors (except for any director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), above, or paragraph (c), below) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; or

          (c) Approval by the shareholders of (or if such approval is not required, the consummation of) (i) a plan of complete liquidation of the Company, (ii) an agreement for the sale or disposition of the Company or all or substantially all of the Company's assets, (iii) a plan of merger or consolidation of the Company with any other corporation, or (iv) a similar transaction or series of transactions involving the Company (any transaction described in parts (i) through
     (iv) of this paragraph (c) being referred to as a "Business Combination"), in each case unless after such a Business Combination the shareholders of the Company immediately prior to the Business Combination continue to own at least eighty percent (80%) of the voting securities of the new (or continued) entity immediately after such Business Combination, in substantially the same proportion as their ownership of the Company immediately prior to such Business Combination.

     Notwithstanding any provision of this Agreement to the contrary, a "Change of Control" shall not include any transaction described in paragraph (a) or (c), above, where, in connection with such transaction, the Recipient and/or any party acting in concert with the Recipient substantially increases his or its, as the case may be, ownership interest in the Company or a successor to the Company (other than through conversion of prior ownership interests in the Company and/or through equity awards received entirely as compensation for past or future personal services).

     8. Settlement Following Change of Control. Notwithstanding any provision of this Agreement to the contrary, in connection with or after the occurrence of a Change of Control as defined in Section 8 of this Agreement, the Company may, in its sole discretion, fulfill its obligation with respect to all or any portion of the Restricted Stock that ceases to be subject to a Period of Restriction in conjunction with the Change of Control by:

          (a) delivery of (i) the number of shares of Common Stock that have ceased to be subject to a Period of Restriction or (ii) such other ownership interest as such shares of Common Stock may be converted into by virtue of the Change of Control transaction;

          (b) payment of cash in an amount equal to the fair market value of the Common Stock at that time; or

          (c) delivery of any combination of shares of Common Stock (or other converted ownership interest) and cash having an aggregate fair market value equal to the fair market value of the Common Stock at that time.

     9. Adjustment in Capitalization. In the event of any change in the Common Stock of the Company through stock dividends or stock splits, a corporate split-off or split-up, or recapitalization, merger, consolidation, exchange of shares, or a similar event, the number of shares of Restricted Stock subject to this Agreement may be equitably adjusted by the Committee, in its sole discretion.

     10. Delivery of Stock Certificates. Subject to the requirements of Sections 12 and 13 below, as promptly as practicable after shares of Restricted Stock cease to be subject to a Period of Restriction in accordance with Section 4, 6, or 8 of this Agreement, the Company shall cause to be issued and delivered to the Recipient, the Recipient's legal representative, or a brokerage account for the benefit of the Recipient, as the case may be, certificates for the vested shares of Common Stock.

     11. Tax Withholding. Whenever a Period of Restriction applicable to the Recipient's rights to some or all of the Restricted Stock lapses as provided in Section 4, 6, or 8 of this Agreement, the Company or its agent shall notify the Recipient of the related amount of tax that must be withheld under applicable tax laws. Regardless of any action the Company, any Subsidiary of the Company, or the Recipient's employer takes with respect to any or all income tax, social security, payroll tax, payment on account or other tax-related withholding ("Tax") that the Recipient is required to bear pursuant to all applicable laws, the Recipient hereby acknowledges and agrees that the ultimate liability for all Tax is and remains the responsibility of the Recipient.

     Prior to receipt of any shares that correspond to Restricted Stock that vests in accordance with this Agreement, the Recipient shall pay or make adequate arrangements satisfactory to the Company and/or any Subsidiary of the Company to satisfy all withholding and payment on account obligations of the Company and/or any Subsidiary of the Company. In this regard, the Recipient authorizes the Company and/or any Subsidiary of the Company to withhold all applicable Tax legally payable by the Recipient from the Recipient's wages or other cash compensation paid to the Recipient by the Company and/or any Subsidiary of the Company or from the proceeds of the sale of shares. Alternatively, or in addition, the Company may sell or arrange for the sale of Common Stock that the Recipient is due to acquire to satisfy the withholding obligation for Tax and/or withhold any Common Stock, provided that the Company sells or withholds only the amount of Common Stock necessary to satisfy the minimum withholding amount. Finally, the Recipient agrees to pay the Company or any Subsidiary of the Company any amount of any Tax that the Company or any Subsidiary of the Company may be required to withhold as a result of the Recipient's participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver Common Stock if the Recipient fails to comply with its obligations in connection with the tax as described in this section.

     The Company advises the Recipient to consult his or her lawyer or accountant with respect to the tax consequences for the Recipient under the Plan.

     The Company and/or any Subsidiary of the Company: (a) make no representations or undertakings regarding the tax treatment in connection with the Plan; and (b) do not commit to structure the Plan to reduce or eliminate the Recipient's liability for Tax.

     12. Securities Laws. This award is a private offer that may be accepted only by a Recipient who is an employee or director of the Company or a Subsidiary of the Company and who satisfies the eligibility requirements outlined in the Plan and the Committee's administrative procedures. If a Registration Statement under the Securities Act of 1933, as amended, is not in effect with respect to the shares of Common Stock to be issued pursuant to this Agreement, the Recipient hereby represents that he or she is acquiring the shares of Common Stock for investment and with no present intention of selling or transferring them and that he or she will not sell or otherwise transfer the shares except in compliance with all applicable securities laws and requirements of any stock exchange on which the shares of Common Stock may then be listed.

     13. No Employment or Compensation Rights. Participation in the Plan is permitted only on the basis that the Recipient accepts all of the terms and conditions of the Plan and this Agreement, as well as the administrative rules established by the Committee. This Agreement shall not confer upon the Recipient any right to continuation of employment by the Company or its Subsidiaries, nor shall this Agreement interfere in any way with the Company's or its Subsidiaries' right to terminate Recipient's employment at any time. Neither the Plan nor this Agreement forms any part of any contract of employment between the Company or any Subsidiary and the Recipient, and neither the Plan nor this Agreement confers on the Recipient any legal or equitable rights (other than those related to the Restricted Stock award) against the Company or any Subsidiary or directly or indirectly gives rise to any cause of action in law or in equity against the Company or any Subsidiary.

     The Restricted Stock granted pursuant to this Agreement does not constitute part of the Recipient's wages or remuneration or count as pay or remuneration for pension or other purposes. If the Recipient terminates employment with the Company or any Subsidiary, in no circumstances will the Recipient be entitled to any compensation for any loss of any right or benefit or any prospective right or benefit under the Plan or this Agreement that he or she might otherwise have enjoyed had such employment continued, whether such compensation is claimed by way of damages for wrongful dismissal, breach of contract or otherwise.

     14. Plan Terms and Committee Authority. This Agreement and the rights of the Recipient hereunder are subject to all of the terms and conditions of the Plan, as it may be amended from time to time, as well as to such rules and regulations as the Committee (meaning the Compensation Committee of the Board of Directors of the Company, as defined in the Plan) may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe and make all determinations necessary or appropriate for the administration of the Plan and this Agreement, all of which shall be binding upon Recipient. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan. The Recipient hereby acknowledges receipt of a copy of the Plan and this Agreement.

     15. Governing Law and Jurisdiction. This Agreement is governed by the substantive and procedural laws of the state of Michigan. The Recipient and the Company agree to submit to the exclusive jurisdiction of, and venue in, the courts in Michigan in any dispute relating to this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Award Date.

                          [signature page follows]

                                          SPX CORPORATION



                                          -----------------------------

Attest:

                                          RECIPIENT



                                          -----------------------------